SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (date of earliest event reported): May 29, 2002



                              AUDIOVOX CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



DELAWARE                                    1-9532               13-1964841
--------------------------------------------------------------------------------
(State or other jurisdiction                (Commission        (IRS Employer
 of Incorporation or                        File Number)         Identification
 organization)                                                   Number)



150 Marcus Boulevard, Hauppauge, New York                      11788
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:         (631) 231-7750
                                                            ----------------



                                      NONE
            (Former name, former address and former fiscal year, if
                           changed since last report)

Item 5.        Other Events

     On May 29, 2002, Audiovox Corporation (the "Company") announced that Toshiba Corporation ("Toshiba") increased its minority interest in the Company's wireless subsidiary, Audiovox Communications Corp. ("ACC") to 25%. ACC received $32 million from Toshiba for the additional shares of ACC bringing Toshiba's ownership to 25% and an $8.1 million Subordinated Convertible Note of ACC.

     As part of the transaction, ACC and Toshiba have entered into a Distribution Agreement pursuant to which ACC, among other things, will receive thirty-day trade terms and sell Toshiba Communications Company products for carrier channels on an exclusive basis in North and South America.

     In addition, the Company gave ACC a non-exclusive license to use the Audiovox name in connection with its sale of products in North and South America. ACC and its Chief Executive Officer and President, Philip Christopher, also entered into an employment agreement in connection with the sale of the minority interest to Toshiba.

     In connection with the foregoing, the Company entered into the Sixth Amendment and Consent, dated as of May 28, 2002 to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as amended, the "Credit Agreement") among Audiovox Corporation, the several banks and other financial institutions from time to time parties thereto (the "Lenders") and JPMorgan Chase Bank, as administrative and collateral agent for the Lenders (in such capacity, the "Agent"). The Sixth Amendment and Consent, among other things, provided for the issuance to the subordinated note to Toshiba Corporation, the sale or issuance of the Capital Stock of Audiovox Communications Corp. to Toshiba Corporation and the release of the Capital Stock of Audiovox Communications Corp. from the Lien of the Agent.

Item 7.           Exhibits.

99.1     Press release dated May 29, 2002, of Audiovox Corporation

99.2 Securities Purchase Agreement made and entered into as of May 29, 2002, by and among Toshiba Corporation, Audiovox
         Communications Corp. and Audiovox Corporation

99.3 Stockholders Agreement made and entered into as of May 29, 2002, by and among Toshiba Corporation, Audiovox Communications Corp. and Audiovox Corporation

99.4 Distribution Agreement made and entered into as of May 29, 2002, by and between Toshiba Corporation and Audiovox Communications Corp.

99.5 Non-Negotiable Subordinated Convertible Promissory Note dated May 31, 2002 by Audiovox Communications Corp. in favor of Toshiba Corporation

99.6 Employment Agreement effective as of May 29, 2002 by and among Audiovox Communications Corp., Philip Christopher and Audiovox Corporation

99.7 Trademark License Agreement made as of May 29, 2002 between Audiovox Corporation and Audiovox Communications Corp.

99.8 Non-Negotiable Demand Note dated May 29, 2002 by Audiovox Communications Corp. in favor of Audiovox Corporation

99.9 Amended and Restated Certificate of Incorporation of Audiovox Communications Corp.

99.10 Sixth Amendment and Consent, dated as of May 28, 2002 to the Fourth Amended and Restated Credit Agreement, dated as of July 28, 1999 (as amended) among Audiovox Corporation, the several banks and other financial institutions from time to time parties thereto (collectively the "Lenders") and JPMorgan Chase Bank, as administrative and collateral agent for the Lenders

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on it behalf by the undersigned hereunto duly authorized.

                                                AUDIOVOX CORPORATION


Dated:  June 5, 2002                            By:  s/ Charles M. Stoehr
                                                     ---------------------------
                                                     Charles M. Stoehr
                                                     Senior Vice President and
                                                         Chief Financial Officer